Exhibit 99.1

Contact: David Plautz (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2026

MILWAUKEE— April 24, 2026 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the first quarter ended March 31, 2026.

First Quarter Consolidated Results
•	Reported revenue increased 11.1% to $435.8 million in the first quarter of 2026 versus last year’s first quarter results of $392.3 million. On a local currency basis(1), revenue increased 7.2%.
•
Reported operating income increased 24.7% to $66.7 million compared to $53.5 million recorded in last year’s first quarter. In the first quarter of 2025, the Company recorded $2.9 million of costs related to its Portfolio Optimization Plan versus no costs recorded in the first quarter of 2026. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) were up 12.2% and 10.4%, respectively, in the first quarter.

•
Reported earnings per share increased 28.4% to $1.04 in the first quarter of 2026 compared to 81 cents in the first quarter of 2025. Local currency adjusted diluted EPS(1) increased 14.0% in the first quarter.

 “Sensient delivered strong results to start off the year.  We executed on our strategy and continue to strengthen our position for the opportunities ahead, particularly in the area of natural colors.  I remain very confident about our performance and am pleased to increase our guidance for 2026,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2026 April 24, 2026	Page 2
First Quarter Group Results
Revenue	Reported Quarter	Local Currency(1) Quarter
Flavors & Extracts	4.2%	1.7%
Color	18.1%	12.3%
Asia Pacific	8.0%	4.7%
Total Revenue	11.1%	7.2%

Operating Income	Reported Quarter	Local Currency Adjusted(1) Quarter
Flavors & Extracts	7.0%	5.1%
Color	20.7%	13.2%
Asia Pacific	18.4%	14.5%
Total Operating Income	24.7%	12.2%

The Flavors & Extracts Group reported first quarter 2026 revenue of $201.8 million, an increase of $8.1 million versus the prior year’s first quarter. The Group’s revenue increase was driven primarily by higher prices and volume growth. Segment operating income was $26.8 million in the first quarter of 2026, an increase of $1.8 million compared to the prior year’s first quarter.

The Color Group reported revenue of $198.2 million in the first quarter of 2026, an increase of $30.4 million compared to the prior year’s first quarter. The Group’s revenue increase was driven by strong volume growth and higher prices across the Group. Segment operating income was $42.1 million in the first quarter of 2026, an increase of $7.2 million compared to the prior year’s first quarter results.

The Asia Pacific Group reported revenue of $45.3 million in the first quarter of 2026, an increase of $3.4 million compared to the prior year’s first quarter. The Group’s revenue increase was driven by strong volume growth and higher prices across the Group. Segment operating income was $11.2 million in the quarter, an increase of $1.7 million compared to the prior year’s first quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2026 April 24, 2026	Page 3
Corporate & Other reported operating expenses were $13.3 million in the first quarter of 2026, compared to $15.8 million of operating expenses reported in the prior year’s first quarter. The lower operating expenses were primarily due to Portfolio Optimization Plan costs in the prior year’s first quarter. Local currency adjusted operating expenses(1) for Corporate & Other increased $0.4 million compared to the prior year’s first quarter.

2026 OUTLOOK

Metric	Current Guidance	Prior Guidance

Local Currency Revenue(1)	High Single-Digit to Double-Digit Growth	Mid-Single-Digit to Double-Digit Growth

Local Currency Adjusted EBITDA(1)	High Single-Digit to Double-Digit Growth	Mid-Single-Digit to Double-Digit Growth

Diluted EPS (GAAP)	Between $3.70 and $3.90*	Between $3.60 and $3.80*

Local Currency Adjusted Diluted EPS(1)	High Single-Digit to Double-Digit Growth	Mid-Single-Digit to High Single-Digit Growth

*Based on current exchange rates, foreign currency impact is expected to be immaterial for the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2026 April 24, 2026	Page 4
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2026 first quarter financial results at 8:30 a.m. CDT on Friday, April 24, 2026. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through May 1, 2026 by calling (855) 669-9658 and using access code 1602690. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after April 28, 2026.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2026 April 24, 2026	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Officer and under “2026 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 6

Consolidated Statements of Earnings	Three Months Ended March 31,

	2026	2025	% Change

Revenue	$435,834	$392,325	11.1%

Cost of products sold	283,146	260,548	8.7%
Selling and administrative expenses	85,960	78,247	9.9%

Operating income	66,728	53,530	24.7%
Interest expense	7,902	7,341

Earnings before income taxes	58,826	46,189
Income taxes	14,656	11,727

Net earnings	$44,170	$34,462	28.2%

Earnings per share of common stock:
Basic	$1.04	$0.82

Diluted	$1.04	$0.81

Average common shares outstanding:
Basic	42,294	42,197

Diluted	42,671	42,469

Results by Segment	Three Months Ended March 31,

Revenue	2026	2025	% Change

Flavors & Extracts	$201,825	$193,681	4.2%
Color	198,176	167,750	18.1%
Asia Pacific	45,255	41,901	8.0%
Intersegment elimination	(9,422)	(11,007)

Consolidated	$435,834	$392,325	11.1%

Operating Income

Flavors & Extracts	$26,750	$24,989	7.0%
Color	42,065	34,852	20.7%
Asia Pacific	11,180	9,442	18.4%
Corporate & Other	(13,267)	(15,753)

Consolidated	$66,728	$53,530	24.7%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 7

Consolidated Condensed Balance Sheets	March 31, 2026	December 31, 2025

Cash and cash equivalents	$38,542	$36,533
Trade accounts receivable	342,295	305,380
Inventories	681,730	678,220
Prepaid expenses and other current assets	58,971	59,717
Fixed assets held for sale	-	1,598
Total Current Assets	1,121,538	1,081,448

Goodwill & intangible assets (net)	446,282	449,827
Property, plant, and equipment (net)	550,555	539,296
Other assets	169,213	173,566

Total Assets	$2,287,588	$2,244,137

Trade accounts payable	$114,222	$138,344
Short-term borrowings	232	352
Other current liabilities	109,259	124,887
Total Current Liabilities	223,713	263,583

Long-term debt	767,558	709,232
Accrued employee and retiree benefits	24,163	24,045
Other liabilities	53,273	53,763
Shareholders’ Equity	1,218,881	1,193,514

Total Liabilities and Shareholders’ Equity	$2,287,588	$2,244,137

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 8

Consolidated Statements of Cash Flows
Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net earnings	$44,170	$34,462
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	15,538	15,074
Share-based compensation expense	3,776	2,900
Net (gain) loss on assets	(305)	46
Portfolio Optimization Plan costs	-	831
Deferred income taxes	1,897	1,282
Changes in operating assets and liabilities:
Trade accounts receivable	(37,718)	(20,780)
Inventories	(5,360)	7,202
Prepaid expenses and other assets	(270)	(8,064)
Trade accounts payable and other accrued expenses	(22,837)	(25,859)
Accrued salaries, wages, and withholdings	(15,273)	(21,665)
Income taxes	2,562	4,989
Other liabilities	203	604

Net cash used in operating activities	(13,617)	(8,978)

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(28,737)	(16,854)
Proceeds from sale of assets	2,016	7
Acquisition of new business	-	(4,349)
Other investing activities	(200)	(88)

Net cash used in investing activities	(26,921)	(21,284)

Cash flows from financing activities:
Proceeds from additional borrowings	140,139	66,449
Debt payments	(76,867)	(10,771)
Dividends paid	(17,426)	(17,376)
Other financing activities	(3,447)	(2,341)

Net cash provided by financing activities	42,399	35,961

Effect of exchange rate changes on cash and cash equivalents	148	249

Net increase in cash and cash equivalents	2,009	5,948
Cash and cash equivalents at beginning of period	36,533	26,626
Cash and cash equivalents at end of period	$38,542	$32,574

Supplemental Information
Three Months Ended March 31,	2026	2025

Dividends paid per share	$0.41	$0.41

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 9

Reconciliation of Non-GAAP Amounts

The Company’s results for the three months ended March 31, 2026 and 2025 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended March 31,
	2026	2025	% Change
Operating income (GAAP)	$66,728	$53,530	24.7%
Portfolio Optimization Plan costs – Cost of products sold	-	1,814
Portfolio Optimization Plan costs – Selling and administrative expenses	-	1,050
Adjusted operating income	$66,728	$56,394	18.3%

Net earnings (GAAP)	$44,170	$34,462	28.2%
Portfolio Optimization Plan costs, before tax	-	2,864
Tax impact of Portfolio Optimization Plan costs(1)	-	(702)
Adjusted net earnings	$44,170	$36,624	20.6%

Diluted earnings per share (GAAP)	$1.04	$0.81	28.4%
Portfolio Optimization Plan costs, net of tax	-	0.05
Adjusted diluted earnings per share	$1.04	$0.86	20.9%

Note: Earnings per share calculations may not foot due to rounding differences.

(1)	Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended March 31,
Operating Income	2026	Adjustments(2)	Adjusted 2026	2025	Adjustments(2)	Adjusted 2025

Flavors & Extracts	$26,750	$-	$26,750	$24,989	$-	$24,989
Color	42,065	-	42,065	34,852	-	34,852
Asia Pacific	11,180	-	11,180	9,442	-	9,442
Corporate & Other	(13,267)	-	(13,267)	(15,753)	2,864	(12,889)

Consolidated	$66,728	$-	$66,728	$53,530	$2,864	$56,394

(2)	Adjustments consist of Portfolio Optimization Plan costs.

The following table summarizes the percentage change in the 2026 results compared to the 2025 results for the corresponding periods.

	Three Months Ended March 31, 2026
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	4.2%	2.5%	N/A	1.7%
Color	18.1%	5.8%	N/A	12.3%
Asia Pacific	8.0%	3.3%	N/A	4.7%
Total Revenue	11.1%	3.9%	N/A	7.2%

Operating Income
Flavors & Extracts	7.0%	1.9%	0.0%	5.1%
Color	20.7%	7.5%	0.0%	13.2%
Asia Pacific	18.4%	3.9%	0.0%	14.5%
Corporate & Other	(15.8%)	0.0%	(18.7%)	2.9%
Total Operating Income	24.7%	6.5%	6.0%	12.2%
Diluted Earnings Per Share	28.4%	7.4%	7.0%	14.0%
Adjusted EBITDA	15.7%	5.3%	N/A	10.4%

(3)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 10

Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31,

	2026	2025	% Change
Operating income (GAAP)	$66,728	$53,530	24.7%
Depreciation and amortization	15,538	15,074
Share-based compensation expense	3,776	2,900
Portfolio Optimization Plan costs, before tax	-	2,864
Adjusted EBITDA	$86,042	$74,368	15.7%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended March 31, 2026 and 2025.

	March 31,
Debt	2026	2025
Short-term borrowings	$232	$18,575
Long-term debt	767,558	683,266
Credit Agreement adjustments(4)	(20,780)	(21,165)
Net Debt	$747,010	$680,676

Operating income (GAAP)	$220,326	$195,703
Depreciation and amortization	61,562	60,694
Share-based compensation expense	14,822	10,989
Portfolio Optimization Plan costs, before tax	12,942	6,683
Other non-operating gains(5)	(1,170)	(871)
Credit Adjusted EBITDA	$308,482	$273,198

Net Debt to Credit Adjusted EBITDA	2.4x	2.5x

(4)	Adjustments include cash and cash equivalents, as described in the Company’s Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5)
Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.